                                                                    Exhibit 21.1

Subsidiaries of Robbins & Myers, Inc.

Robbins & Myers, Inc. has the following subsidiaries all of which (i) do business under the name under which they are organized and (ii) are included in our consolidated financial statements. The names of such subsidiaries are set forth below.

                                                                      Jurisdiction
                                                                        in which                Percentage of
                                                                       Incorporated               Ownership
---------------------------------------------                      --------------------         --------------
Chemineer de Mexico, S.A. de C.V.                                  Mexico                            100
Chemineer, Asia, Ptd. Ltd.                                         Singapore                         100
Chemineer, Inc.                                                    Delaware                          100
Dioptec Scan Limited                                               United Kingdom                    100
Edlon, Inc.                                                        Delaware                          100
FrymaKoruma GmbH                                                   Germany                           100
Glasteel Parts and Services, Inc.                                  Delaware                          100
GMM Pfaudler Limited                                               India                              51
Ingeniere Pharmaceutique Modulaire S.A.                            France                             50
Laetus am Sandberg Geratebau GmbH                                  Germany                           100
Moyno de Mexico, S.A. de C.V.                                      Mexico                             51
Moyno, Inc.                                                        Delaware                          100
Pfaudler Equipamentos Industrias Ltda.                             Brazil                            100
Pfaudler S.A. de C.V.                                              Mexico                            100
Pfaudler Speiss A.G.                                               Switzerland                       100
Pfaudler, Inc.                                                     Delaware                          100
Pfaudler-Werke GmbH                                                Germany                           100
R&M Energy Systems de Venezuela, C.A.                              Venezuela                         100
Robannic Overseas Finance A.V.V.                                   Netherlands Antilles              100
Robbins & Myers Belgium S.A.                                       Belgium                           100
Robbins & Myers Canada, Ltd.                                       Canada                            100
Robbins & Myers de Mexico, S.A. de C.V.                            Mexico                            100
Robbins & Myers Energy Systems L.P.                                Texas                             100
Robbins & Myers Energy Systems, Inc.                               Delaware                          100
Robbins & Myers Finance Europe B.V.                                Netherlands                       100
Robbins & Myers GmbH                                               Germany                           100
Robbins & Myers Holdings, Inc.                                     Delaware                          100
Robbins & Myers International Sales Co., Inc.                      U.S. Virgin Islands               100

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

Robbins & Myers Singapore Private Limited                          Singapore                         100
Robbins & Myers U.K. Limited                                       England                           100
Rodic S.A. de C.V.                                                 Mexico                            100
Romaco A.G.                                                        Switzerland                       100
Romaco Argentina S.A.                                              Argentina                          50
Romaco Australia Pty Ltd.                                          Australia                         100
Romaco Bosspak                                                     Australia                         100
Romaco Holdings U.K. Limited                                       United Kingdom                    100
Romaco Inc.                                                        Delaware                          100
Romaco International B.V.                                          Netherlands                       100
Romaco Limited                                                     Hong Kong                         100
Romaco Machinery Limited                                           Ireland                           100
Romaco Machinery, S.A.                                             Spain                             100
Romaco N.V.                                                        Netherland Antilles               100
Romaco Pharmatechnik GmbH                                          Germany                           100
Romaco S.A.                                                        Colombia                          100
Romaco S.A.M.                                                      Monaco                            100
Romaco S.a.r.l.                                                    France                            100
Romaco S.p.A.                                                      Italy                             100
Romaco UK Limited                                                  United Kingdom                    100
Suzhou Pfaudler Glass-Lined Equipment Co., Limited                 China                              76
Tarby, Inc.                                                        Delaware                          100
Tycon Technoglass S.p.A.                                           Italy                             100
Universal Glasteel Equipment                                       Delaware                           50
Zanchetta & C. S.r.L.                                              Italy                             100

                                       58